Exhibit 10.1

SECOND AMENDMENT
TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to the Employment Agreement, dated effective as of May 10, 2010 (the “Agreement”), by and between Brad T. Irick (“Executive”) and HCC Insurance Holdings, Inc., a Delaware corporation (“HCC” or the “Company”), is made and entered into as of June 8, 2015.  Executive, the Company and HCC are sometimes collectively referred to herein as the “Parties” and individually as a “Party”. All capitalized terms, not otherwise defined herein, shall have the meaning ascribed to such term in the Agreement.

RECITALS

WHEREAS, the Parties set forth the terms and conditions of Executive’s employment with the Company in the Agreement; and

WHEREAS, the Parties now desire to amend the Agreement to, among other things, (i) extend the term thereof and (ii) increase the Base Salary due to Executive thereunder.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and Company hereby agree as follows:

AGREEMENT

1.                                      Effective as of June 1, 2015, Section 1 of the Agreement shall be deleted in its entirety and replaced with the following:

1.                                      Term.  Effective as of the Effective Date, the Company hereby employs Executive, and Executive hereby accepts such employment, on the terms and conditions set forth herein, for the period (the “Term”) commencing on the Effective Date and expiring at the earlier to occur of (a) 11:59 p.m. on December 31, 2019 (the “Expiration Date”) or (b) the Termination Date (as hereinafter defined).  If the Company continues to employ Executive after the Expiration Date, then Executive shall be an employee-at-will, unless the parties agree in writing to an extension of this Agreement.

2.                                      Effective as of June 1, 2015, Section 3(a) of the Agreement shall be deleted in its entirety and replaced with the following:

(a)                                 Base Salary.  Executive shall receive an initial base salary paid by the Company of $425,000 per year for the period from the Effective Date through December 31, 2011; $550,000 per year for the period from January 1, 2012 through December 31, 2013; $600,000 per year for the period from January 1, 2014 through December 31, 2015, $650,000 per year for the period from January 1, 2016 through December 31, 2016, $675,000 per year for the period from

January 1, 2017 through December 31, 2017, $700,000 per year for the period from January 1, 2018 through December 31, 2018, $725,000 per year for the period from January 1, 2019 through the end of the Term.  At the sole discretion of HCC, the base salary may be increased.  For purposes of this Agreement, “Base Salary” shall mean Executive’s initial base salary or, if increased, then the increased base salary.  The Base Salary shall be paid, subject to all applicable withholdings and deductions, in substantially equal bi-weekly installments.

3.                                      The provisions of Sections 1 and 2 of this Amendment are hereby incorporated into and made part of the Agreement as if fully set forth therein.

4.                                      Except as expressly provided herein, all other terms and conditions of the Agreement shall remain unchanged, and as expressly amended hereby, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect.

5.                                      This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth below.

EXECUTIVE:		COMPANY:

HCC Insurance Holdings, Inc.

/s/ Brad T. Irick		By:	/s/ Christopher J.B. Williams
Brad T. Irick			Christopher J.B. Williams
Chief Executive Officer
Date:	June 8, 2015	Date:	June 8, 2015

Signature Page — Second Amendment to Employment Agreement